Exhibit 99.1

Leslie’s, Inc. Announces First Quarter Fiscal 2024 Financial Results

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Sales of $174.0 million
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Net Loss of $39.6 million
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Adjusted EBITDA of $(24.4) million
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Diluted earnings per share of $(0.21); Adjusted diluted earnings per share of $(0.20)
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Company reaffirms fiscal 2024 outlook

PHOENIX, AZ - February 1, 2024 – Leslie’s, Inc. (“Leslie’s”, “we”, “our”, “its”, or “Company”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the first quarter of fiscal 2024.

Mike Egeck, Chief Executive Officer, said, “Our first quarter results were in line with or ahead of our expectations and topline performance showed sequential improvement each month throughout the quarter, supported by more normalized weather. While we continue to work through the impact of the pricing actions we took in June 2023, we are enhancing our marketing and merchandising tactics to more effectively highlight our value proposition as we position the Company ahead of the peak pool season. Our team is energized and focused on executing the strategic initiatives that underpin our competitive advantages to drive growth, long term market share gains, and shareholder value.”

First Quarter Highlights

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Sales were $174.0 million, a decrease of 10.8%, compared to $195.1 million in the prior year period. Comparable sales decreased 11.7% compared to the prior year period. Non-comparable sales from acquisitions and new stores contributed $2.6 million in the period.
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Gross profit was $50.4 million, a decrease of 22.8%, compared to $65.3 million in the prior year period. Gross margin was 29.0% compared to 33.5% in the prior year period.
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Selling, general and administrative expenses (“SG&A”) were $86.9 million, a decrease of 5.9%, compared to $92.3 million in the prior year period.
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Operating loss was $36.5 million compared to an operating loss of $27.0 million in the prior year period.
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Interest expense increased $3.7 million to $17.1 million compared to $13.4 million in the prior year period.
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Net loss was $39.6 million compared to a net loss of $30.3 million in the prior year period.
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Adjusted net loss was $36.8 million compared to adjusted net loss of $25.3 million in the prior year period.
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Diluted earnings per share was $(0.21) compared to $(0.16) in the prior year period. Adjusted diluted earnings per share was $(0.20) compared to $(0.14) in the prior year period.
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Adjusted EBITDA was $(24.4) million compared to $(11.9) million in the prior year period.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $8.4 million as of December 30, 2023, an increase of $5.7 million, compared to $2.7 million as of December 31, 2022.
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Inventories totaled $334.0 million as of December 30, 2023, a decrease of $95.5 million or 22.2%, compared to $429.5 million as of December 31, 2022.
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Funded debt totaled $825.7 million as of December 30, 2023 compared to $886.8 million as of December 31, 2022. As of December 30, 2023 there was $38.0 million outstanding on our revolving credit facility compared to $91.0 million as of December 31, 2022.
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The effective rate on our term loan during the first quarter of fiscal 2024 was 8.2% compared to 6.1% during the first quarter of fiscal 2023.
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Net cash used in operating activities totaled $71.9 million in the first quarter of fiscal 2024 compared to $184.4 million in the first quarter of fiscal 2023.
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Capital expenditures totaled $10.7 million in the first quarter of fiscal 2024 compared to $5.7 million in the first quarter of fiscal 2023.
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As of December 30, 2023, approximately $147.7 million remained available for future share repurchases under the Company’s existing share repurchase program.

Fiscal 2024 Outlook

The Company reaffirmed its outlook for the full year of fiscal 2024:

Sales	$1,410 to $1,470 million
Gross profit	$550 to $573 million
Net income	$32 to $46 million
Adjusted net income	$46 to $60 million
Adjusted EBITDA	$170 to $190 million
Adjusted diluted earnings per share	$0.25 to $0.33
Diluted weighted average shares outstanding	185 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

A conference call to discuss the Company’s financial results for the first quarter of fiscal 2024 is scheduled for today, Thursday, February 1, 2024 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, value proposition, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products, including evolving legal standards and regulations concerning environmental, social and governance (“ESG”) matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part 1, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time-to-time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended
	December 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
Sales	$173,960	$195,104
Cost of merchandise and services sold	123,552	129,808
Gross profit	50,408	65,296
Selling, general and administrative expenses	86,878	92,281
Operating loss	(36,470)	(26,985)
Other expense:
Interest expense	17,071	13,360
Total other expense	17,071	13,360
Loss before taxes	(53,541)	(40,345)
Income tax benefit	(13,988)	(10,086)
Net loss	$(39,553)	$(30,259)
Earnings per share:
Basic	$(0.21)	$(0.16)
Diluted	$(0.21)	$(0.16)
Weighted average shares outstanding:
Basic	184,383	183,513
Diluted	184,383	183,513

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 30, 2023	December 31, 2022
Adjusted EBITDA	$(24,420)	$(11,915)
Adjusted net loss	$(36,763)	$(25,333)
Adjusted diluted earnings per share	$(0.20)	$(0.14)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 30, 2023	September 30, 2023	December 31, 2022
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$8,394	$55,420	$2,691
Accounts and other receivables, net	22,488	29,396	46,375
Inventories	334,031	311,837	429,517
Prepaid expenses and other current assets	27,131	23,633	29,921
Total current assets	392,044	420,286	508,504
Property and equipment, net	92,405	90,285	75,049
Operating lease right-of-use assets	238,296	251,460	233,852
Goodwill and other intangibles, net	217,909	218,855	218,119
Deferred tax assets	15,988	7,598	—
Other assets	41,878	45,951	41,258
Total assets	$998,520	$1,034,435	$1,076,782
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$63,541	$58,556	$117,269
Accrued expenses and other current liabilities	69,854	90,598	65,494
Operating lease liabilities	63,078	62,794	63,251
Income taxes payable	—	5,782	480
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	204,573	225,830	254,594
Deferred tax liabilities	—	—	676
Operating lease liabilities, noncurrent	179,413	193,222	174,954
Revolving Credit Facility	38,000	—	91,000
Long-term debt, net	771,718	773,276	778,133
Other long-term liabilities	3,464	3,469	3,060
Total liabilities	1,197,168	1,195,797	1,302,417
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 184,513,174, 184,333,670, and 183,564,172 issued and outstanding as of December 30, 2023, September 30, 2023, and December 31, 2022, respectively.	184	184	184
Additional paid in capital	101,547	99,280	92,508
Retained deficit	(300,379)	(260,826)	(318,327)
Total stockholders’ deficit	(198,648)	(161,362)	(225,635)
Total liabilities and stockholders’ deficit	$998,520	$1,034,435	$1,076,782

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Three Months Ended
	December 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(39,553)	$(30,259)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,330	8,503
Equity-based compensation	2,695	2,993
Amortization of deferred financing costs and debt discounts	560	502
Provision for doubtful accounts	140	10
Deferred income taxes	(8,389)	1,944
Loss on asset dispositions	61	6
Changes in operating assets and liabilities:
Accounts and other receivables	6,767	(1,090)
Inventories	(22,194)	(64,770)
Prepaid expenses and other current assets	(3,498)	(6,429)
Other assets	3,981	(3,601)
Accounts payable	4,985	(39,187)
Accrued expenses and other current liabilities	(19,616)	(41,622)
Income taxes payable	(5,782)	(12,031)
Operating lease assets and liabilities, net	(361)	622
Net cash used in operating activities	(71,874)	(184,409)
Investing Activities
Purchases of property and equipment	(10,739)	(5,697)
Business acquisitions, net of cash acquired	—	(8,540)
Proceeds from asset dispositions	40	488
Net cash used in investing activities	(10,699)	(13,749)
Financing Activities
Borrowings on Revolving Credit Facility	39,500	91,000
Payments on Revolving Credit Facility	(1,500)	—
Repayment of long-term debt	(2,025)	(2,025)
Payments of employee tax withholdings related to restricted stock vesting	(428)	(419)
Net cash provided by financing activities	35,547	88,556
Net decrease in cash and cash equivalents	(47,026)	(109,602)
Cash and cash equivalents, beginning of period	55,420	112,293
Cash and cash equivalents, end of period	$8,394	$2,691
Supplemental Information:
Cash paid for interest	$16,489	$12,593
Cash paid for income taxes, net of refunds received	183	1

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	December 30, 2023	December 31, 2022
Net loss	$(39,553)	$(30,259)
Interest expense	17,071	13,360
Income tax benefit	(13,988)	(10,086)
Depreciation and amortization expense(1)	8,330	8,503
Equity-based compensation expense(2)	2,728	3,044
Strategic project costs(3)	123	720
Executive transition costs and other(4)	869	2,803
Adjusted EBITDA	$(24,420)	$(11,915)

	Three Months Ended
	December 30, 2023	December 31, 2022
Net loss	$(39,553)	$(30,259)
Equity-based compensation expense(2)	2,728	3,044
Strategic project costs(3)	123	720
Executive transition costs and other(4)	869	2,803
Tax effects of these adjustments(5)	(930)	(1,641)
Adjusted net loss	$(36,763)	$(25,333)

Diluted earnings per share	$(0.21)	$(0.16)
Adjusted diluted earnings per share	$(0.20)	$(0.14)
Weighted average shares outstanding
Basic	184,383	183,513
Diluted	184,383	183,513
(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and the Company’s related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents non-recurring costs, such as third-party consulting costs, which are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our condensed consolidated statements of operations.
(4)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(5)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.